EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our report dated August 15, 2005, with respect to the consolidated financial statements and schedule of Matrix Service Company, included in the Annual Report (Form 10-K) for the year ended May 31, 2007:

Registration Statement on Form S-3 (Registration No. 333-117077) and in the related Prospectus related to the registration of $125,000,000 of Common Stock, Preferred Stock, Debt Securities, and Warrants

Registration Statement on Form S-3 (Registration No. 333-129155) related to the registration of 2,307,692 shares of Common Stock

Registration Statement on Form S-8 (File No. 33-36081) related to the Matrix Service Company 1990 Incentive Stock Option Plan

Registration Statement on Form S-8 (File No. 333-56945) related to the Matrix Service Company 1991 Stock Option Plan, as amended

Registration Statement on Form S-8 (File No. 333-02771) related to the Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma

August 13, 2007